UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

(Address of principal executive offices) (zip code)

(248) 371-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 3, 2004, the registrant issued a press release regarding the appointment of Mary Constance Beck as Executive Vice President, Small Business and Personal Financial Services, effective November 3, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Prior to joining Comerica, Ms. Beck, age 58, served as the Atlanta Market Chief Executive Officer of SouthTrust (a financial services institution) from May 2004 to July 2004, where she coordinated day-to-day relationship management, lending, deposit gathering, sales, operations and customer service efforts in SouthTrust’s largest market, and as Market Chief Executive Officer of SouthTrust in Dallas from July 2004 to November 2004. Ms. Beck worked for Bank of America and its predecessors (financial services institutions) from 1975 to 2001. She retired from Bank of America in 2001. From September 2001 to April 2004, she was an independent consultant, and she served as an Adjunct Professor at Texas Christian University during the Spring 2004 semester. From August 2000 to August 2001, she served as President, Western Region Private Bank for Bank of America, where she managed 35 private banking offices and assumed Bank of America’s overall accountability for its involvement in political, civic and community activities in San Francisco. From August 1999 to August 2000, she was President, Northern California Banking, where she managed Bank of America’s consumer banking, small business banking, premier banking and commercial banking in Northern California, and from January 1999 to August 1999, she was Executive Vice President, Texas Consumer Bank, where she managed Bank of America’s consumer banking, small business banking and premier banking in Texas.

Comerica did not enter into an employment agreement with Ms. Beck. However, Comerica did grant Ms. Beck options and restricted stock in connection with her employment, and it entered into Comerica’s standard employee cliff vesting restricted stock agreement and standard employee non-qualified stock option agreement with her, as well as the change of control agreement described in Item 1.01.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2004, Comerica and Ms. Beck entered into Comerica’s standard change of control agreement for executive officers. This agreement becomes effective only in the event of a change of control as defined in the agreement. The agreement is for an initial three-year period (the “Agreement Period”), commencing on the date Ms. Beck and Comerica sign the agreement, and is extended automatically at the end of each year for an additional one year unless Comerica delivers written notice to Ms. Beck, at least sixty days prior to the annual renewal date, that the agreement will not be extended.

If a change of control of Comerica occurs during the Agreement Period, the employment period begins and Comerica will continue Ms. Beck’s employment for a period of thirty months from the date of the change of control. During this employment period:

•	Ms. Beck’s position and duties will be at least commensurate with the most significant duties held by her during the 120 day period prior the date of a change of control.

•	Comerica will assign Ms. Beck an office at the location where she was employed on the date the change of control occurred or an office less than 60 miles from such office.

•	She will receive a monthly base salary equal to or greater than the highest monthly base salary she earned from Comerica during the twelve month period prior to the date of the change of control, and an annual cash bonus at least equal to the highest bonus she earned during any of the last three fiscal years prior to the date the change of control occurred. (Comerica will annualize the amount of the bonus earned by Ms. Beck if she was not employed by Comerica for the entire year.)

•	Ms. Beck also will be eligible to receive annual salary increases and to participate in all of Comerica’s executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of her agreement.

If Ms. Beck dies or becomes disabled during the employment period, Ms. Beck or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to Ms. Beck if Comerica terminates her employment for a reason other than cause or disability or if she resigns for good reason during the employment period. Good reason under the agreement includes termination of the agreement by Ms. Beck for any reason during the 30–day period immediately following the first anniversary of the change of control. If Ms. Beck becomes entitled to receive severance benefits under her agreement, she will receive in addition to other benefits:

•	any unpaid base salary through the date of termination;

•	a proportionate bonus based upon the highest annual bonus she earned during any of the last three fiscal years prior to the effective date of Ms. Beck’s agreement or during the most recently completed fiscal year;

•	an amount equal to three times Ms. Beck’s annual base salary;

•	an amount equal to three times the highest annual bonus Ms. Beck earned during any of the last three fiscal years prior to the effective date of her agreement or during the most recently completed fiscal year;

•	payment under Comerica’s defined benefit pension plan and any excess benefit plan in which Ms. Beck participates, in an amount equal to the excess of: (a) the retirement benefits she would receive under the plans if she continued to receive service credit for three years after the date her employment was terminated, over (b) the retirement benefits she actually accrued under the plans;

•	continuation of health, accident, disability and life insurance benefits for three years after Ms. Beck’s employment terminates, unless she becomes eligible to receive comparable benefits during the three–year period; and

•	payment of any legal fees and expenses reasonably incurred by Ms. Beck to enforce her rights under the agreement.

If the Internal Revenue Service subjects any payment to Ms. Beck under the change of control employment agreement to an excise tax under Section 4999 of the Internal Revenue Code, Ms. Beck will receive an additional payment so that the amount she receives equals the amount she would receive under the agreement if an excise tax was not imposed. However, this additional payment will not be made to Ms. Beck unless the payment exceeds 110% of the payments that could have been made to her without the imposition of an excise tax.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release dated November 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED
By:	/s/ Jon W. Bilstrom
Name:	Jon W. Bilstrom
Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

November 5, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 3, 2004